UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2013, Essex Rental Corp. (the "Company" or "Essex") granted to Kory Glen, Chief Financial Officer, 50,000 restricted shares that will vest one-third annually over a three year period from the date of grant and 75,000 options to purchase shares of the Company's common stock. The options have a contractual life of 10 years from the date of grant and vest one-third annually on June 30th over a three year period.

In addition, the Company and Mr. Glen have entered into a severance agreement (the "Severance Agreement"), which provides that if Mr. Glen's employment is terminated by the Company without cause (other than by reason of Mr. Glen's death), by the employee for "good reason", or for disability, assuming Mr. Glen signs a release in favor of the Company and its affiliates, Mr. Glen will be entitled to:

•	total payment of accrued but unpaid salary plus accrued but unpaid vacation, plus any bonus in respect of a prior and current year which has been earned buy not yet paid and unreimbursed expenses;

•
in the case of termination by the Company without cause or by Mr. Glen for good reason, (a) payment of a base salary for twelve months, (b) payment of Mr. Glen's target bonus in effect for the year of termination, or, if none, the actual bonus paid in the year prior to termination, and (c) health benefits for twelve months;

•	in the case of termination by the Company for disability, to (a) payment of base salary for twelve months and (b) health benefits for twelve months.

Under the Severance Agreement, "cause" means Mr. Glen:

•
engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties and such negligence or misconduct has not been cured (if curable) within a period of thirty days after the Company has given written notice to him;

•
been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties;

•
engaged in behavior that would constitute grounds for liability for sexual harassment or, in the reasonable opinion of Essex's Board of Directors, other egregious conduct in violation of laws governing the workplace;

•
been indicted for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of Essex or embezzlement or any other felony or crimes of moral turpitude; or

•	materially breached his employment agreement and such breach has not been cured within thirty days after written notice thereof has been given to the employee by the Company.

Under the Severance Agreement, "good reason" means:

•	a material breach by Essex of the employment agreement;

•	material reduction in the employee's salary or a change in the bonus program that materially reduces the employee's bonus opportunity;

•	a material diminution in employee's authorities, duties or responsibilities; or

•	relocation of Essex's executive office located in Buffalo Grove, Illinois, of greater than twenty-five miles.

A copy of the Severance Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Severance Agreement, dated as of November 15, 2013, by and between Essex Rental Corp. and Kory Glen

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: November 19, 2013	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer